UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 23, 2007

Traffic.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51746	25-1823631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

851 Duportail Road
Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 725-9700

Not Applicable

  Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported, on May 23, 2006, the Registrant entered into a letter agreement with David Jannetta, who is the Registrant’s President and who, until January 23, 2007, was also a member of the Registrant’s Board of Directors.  This letter agreement related to the Registrant’s need to comply with the Nasdaq National Market Rules regarding the “independence” of a majority of its Board of Directors on or before January 24, 2007. Specifically, this agreement provided for:  the agreement of Mr. Jannetta to voluntarily resign from the Registrant’s  Board effective upon the earlier to occur of 1) the appointment of a new “independent” director to the Board, or 2) January 23, 2007; and, the vesting of one-half of Mr. Jannetta’s currently unvested options effective upon his actual resignation from the Board.

In accordance with the agreement described above, Mr. Jannetta resigned from the Registrant’s Board of Directors on January 23, 2007 and options covering 23,001 shares of the Registrant’s common stock held by Mr. Jannetta became vested on the same date.

In connection with the same Nasdaq requirements, John Josephson also voluntarily resigned from the Board of Directors on January 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traffic.com, Inc.

January 23, 2007	By:	/s/ Andrew Maunder
		Name:	Andrew Maunder
		Title:	Chief Financial Officer